UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2022

TSCAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40603	82-5282075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 Winter Street

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(857) 399-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 par value per share	TCRX	The Nasdaq Global Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Medical Officer

On July 7, 2022, TScan Therapeutics, Inc. (the “Company”), announced the appointment of Dr. Debora Barton, M.D., to serve as the Company’s Chief Medical Officer, effective July 5, 2022.

Dr. Barton, age 46, served as the Chief Medical Officer of Carisma Therapeutics, Inc. from November 2019 to June 2022, where she was responsible for clinical development, clinical operations, medical affairs, and safety. Previously Dr. Barton was the Senior Vice President, Head of Clinical, Head of Safety at Iovance Biotherapeutics, Inc. (“Iovance”), from May 2018 to November 2019, where she oversaw several Phase 2 studies in solid tumors and led clinical efforts related to regulatory interactions. Prior to Iovance, Dr. Barton held positions of increasing responsibility at biotech and pharmaceutical companies including various positions at Advanced Accelerator Applications from September 2016 to May 2018. Dr. Barton is a board-certified clinical oncologist (M.D.), and a board member for the American Cancer Society, the Tigerlily Foundation (medical advisory board), a national breast cancer foundation providing advocacy and support for young women before, during and after breast cancer, and Arovella Therapeutics Ltd (non-executive director). She holds an M.D. degree from Pontificia Universidade Catolica Sao Paulo and completed her fellowship in oncology at Federal University of Sao Paulo in Brazil.

There are (a) no understandings or arrangements between Dr. Barton and any other person pursuant to which she was appointed as Chief Medical Officer of the Company and (b) Dr. Barton has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Dr. Barton has no family relationship with any director or executive officer of the Company.

In connection with Dr. Barton’s appointment, the Company entered into an employment agreement with Dr. Barton. Dr. Barton’s employment agreement provides for a base salary of $450,000 per annum and an option to purchase 150,000 shares of the Company’s common stock under the Company’s 2021 Equity Incentive Plan. 25% of the shares subject to the option will vest after twelve (12) months of continuous service with vesting commencing on her first day of employment, and the balance will vest in thirty-six (36) equal monthly installments of continuous service. Dr. Barton is also eligible for a discretionary bonus target of up to 40% of her base salary during the period she serves as the Company’s Chief Medical Officer based on the achievement of certain performance goals, to be determined by the Board of Directors of the Company or its Compensation Committee. Dr. Barton is also eligible for certain severance and change of control payments consistent with those provided to other non-CEO executive officers of the Company. The forgoing summary is subject in all respects to the full text of Dr. Barton’s employment agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TScan Therapeutics, Inc.

Date: July 7, 2022	By:	/s/ Brian Silver
Brian Silver
Chief Financial Officer